UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest
event reported) August 31, 2015

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland            000-26076                52-1494660
(State of Incorporation)        (Commission File Number)    (I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD 21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2015, Sinclair Broadcast Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement dated November 11, 2011 (the “Original Agreement”) for Barry M. Faber, its Executive Vice President, General Counsel.

The Original Agreement previously provided that in the event Mr. Faber is continuously employed by the Company through the earlier of September 3, 2016 (the “change in control” date as defined in the employment agreement) or termination of employment as a result of death, disability, by the Company without “cause” or by the employee with “good reason,” Mr. Faber would be entitled to a special longevity bonus of $2,500,000. Under the terms of the Amendment, the amount will be increased by $501,000 to $3,001,000 because Mr. Faber has elected to defer not less than 97% of the special longevity bonus until retirement.

Except as set forth in the Amendment, a copy of which shall be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015, the terms of the Original Agreement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: September 3, 2015
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